UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              January 13, 2011

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

         of incorporation)                        File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2011, Michael P. Landy, Monmouth Real Estate Investment Corporation’s (the Company) Executive Vice President was appointed Chief Operating Officer and Chairman of the Company’s Executive Committee.  Previously, Mr. Michael Landy was serving as the Company’s Executive Vice President and Chairman of the Executive Committee.  Mr. Michael Landy, 48, has been with the Company since 2001 and has been a Director of the Company since 2007.  Mr. Michael Landy is also Vice President of Investments of UMH Properties, Inc. (NYSE Amex: UMH), an affiliated company.  Prior to joining the Company, Mr. Michael Landy was President (1998 to 2001) of Siam Records, LLC and Chief Engineer and Technical Director (1987 to 1998) of GRP Recording Company.  Mr. Michael Landy is the son of Eugene W. Landy, President and Chief Executive Officer of the Company.

Mr. Michael Landy’s employment contract with the Company was amended on January 19, 2011 and is filed herein as exhibit 99.1.

A copy of the press release issued by the Company in connection with the promotion of Mr. Michael Landy is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99.1 – Amendment to Employment Agreement – dated January 19, 2011.

99.2 - Press release dated January 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Maureen Vecere

                                Maureen Vecere

                                Chief Financial and Accounting Officer

     Date        January 19, 2011